Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 22, 2024 and February 28, 2024, in the Registration Statement on Form S-1 and related Prospectus of Venture Global, Inc. for the registration of its Class A common stock.

/s/ Ernst & Young LLP

Tysons, VA

January 22, 2025